EXHIBIT 10.2

AMENDMENT NO. 1 TO ACQUISITION AGREEMENT

THIS AMENDMENT NO. 1 TO ACQUISITION AGREEMENT (this “Amendment”) is entered into as of this 27th day of May, 2011, by and among eLoyalty Corporation, a Delaware corporation (“Seller”), TeleTech Holdings, Inc., a Delaware corporation (“Parent”), and Magellan Acquisition Sub, LLC, a Colorado limited liability company and a wholly-owned subsidiary of Parent (“Buyer” and, together with Seller and Parent, the “Parties”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Acquisition Agreement, dated as of March 17, 2011 (as may be amended, modified or supplemented from time to time in accordance with the terms thereof, the “Agreement”), by and among the Parties, Buyer has agreed to purchase substantially all of the assets of Seller used in or related to the ICS Business;

WHEREAS, the Parties desire to amend the Agreement on the terms and conditions set forth in this Amendment; and

WHEREAS, unless otherwise defined herein, each capitalized term used herein shall have the meaning assigned thereto in the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, subject to the conditions and other terms herein set forth, the Parties hereby agree as follows:

1. Amendment. The Agreement is hereby amended as follows:

(a) Closing Date. The definition of “Closing Date” shall be deleted in its entirety and replaced with the following:

“Closing Date” means May 28, 2011.

(b) Closing Payment. The definition of “Closing Payment” shall be deleted in its entirety and replaced with the following:

“Closing Payment” means the sum of (a) Forty Million Eight Hundred Fifty Thousand U.S. Dollars ($40,850,000) and (b) the Covered Equipment Buyout Amount.

(c) Covered Equipment Definition. The definition of “Covered Equipment” shall be deleted and replaced in its entirety with the following:

“Covered Equipment” has the meaning set forth in Section 6.20(b).

(d) Covered Leases Definition. The definition of “Covered Leases” shall be deleted in its entirety.

(e) Related Agreements Definition. The definition of “Related Agreements” shall be amended by deleting the word “and” and by adding the words “, and the Payment Agent Agreement” after the words “the Escrow Agreement”.

(f) New Definitions. Section 1.1 shall be amended by adding the following definitions, in alphabetical order:

“August Pre-Closing Services Amount Statement” means a statement setting forth the portion of the Final Pre-Closing Services Amount recognized and collected during the period beginning on July 26, 2011 and ending on August 31, 2011.

“Covered Equipment Buyout Amount” has the meaning set forth in Section 6.20(b).

“Covered Equipment Buyouts” has the meaning set forth in Section 6.20(b).

“Farnam” has the meaning set forth in Section 6.20(a).

“Farnam Buyout” has the meaning set forth in Section 6.20(a).

“Farnam Buyout Amount” has the meaning set forth in Section 6.20(a).

“Farnam Equipment” has the meaning set forth in Section 6.20(a).

“Final Pre-Closing Services Amount” means the amount, in U.S. dollars, equal to the sum of the revenues actually recognized and collected by Buyer on or prior to August 31, 2011 for Pre-Closing Services with respect to which a Pre-Closing Service Contract has been entered into minus any deferred costs relating to such Pre-Closing Services; provided, however, that the Final Pre-Closing Services Amount may not exceed Five Hundred Thousand U.S. Dollars ($500,000). For avoidance of doubt, “Final Pre-Closing Services Amount” shall not include revenues actually recognized by Seller on or prior to the Closing Date for Pre-Closing Services with respect to which a Pre-Closing Service Contract has been entered into if such revenues were taken in account to determine an adjustment to the Purchase Price in accordance with Section 2.7 hereof.

“IBM” has the meaning set forth in Section 6.20(b).

“IBM Buyout” has the meaning set forth in Section 6.20(b).

“IBM Buyout Amount” has the meaning set forth in Section 6.20(b).

“IBM Equipment” has the meaning set forth in Section 6.20(b).

“July Pre-Closing Services Amount Statement” means a statement setting forth the portion of the Final Pre-Closing Services Amount recognized and collected during the period beginning immediately after the Effective Time and ending on July 25, 2011.

“Payment Agent” means Bank of America, National Association, a national banking association duly organized and existing under the laws of the United States of America.

“Payment Agent Agreement” means an agreement in the form attached hereto as Exhibit F by and among Buyer, Seller and the Payment Agent.

“Pre-Closing Service Contract” means any written Contract entered into (a) by Seller on or prior to the Closing Date or (b) Buyer or one of its Affiliates on or prior to August 31, 2011, on the one hand, and a customer or client, on the other hand, that relates, in whole or in part, to such Pre-Closing Services.

“Pre-Closing Services” means (a) any service(s) provided by Seller on or prior to the Closing Date or (b) product(s) delivered by Seller on or prior to the Closing Date, in each case, where Seller has recognized or deferred all associated costs on or prior to the Closing Date, but where Seller was unable to recognize the associated revenue from any such service(s) or product(s) due to the failure to meet the applicable GAAP revenue recognition requirements relating thereto on or prior to the Closing.

“Pre-Closing Services Statement” means a statement in the form attached as Exhibit 6.21 hereto setting forth, with respect to any and all Pre-Closing Services, (a) a detailed description of the services delivered and products delivered and by whom such services and products were delivered, (b) the date, amount and invoice number of the invoice(s) issued for such services and products, if applicable, (c) the third party for the benefit of which such Pre-Closing Services were provided, and (d) the costs incurred by Seller in connection with such services and products.

(g) Covered Equipment. Section 2.1(o) shall be deleted in its entirety and replaced with “all of Seller’s right, title and interest to and in the Covered Equipment; and”.

(h) Excluded Contracts. Section 2.2(m) shall be amended by deleting the comma between the words “Assumed Contracts” and “Assumed Real Property Leases” and replacing it with the word “or” and by deleting the phrase “or Covered Leases with respect to the Covered Equipment”.

(i) Assumed Contracts. Section 2.3(a) shall be amended by deleting the phrase “Covered Lease (but solely with respect to Covered Equipment),”.

(j) Retained Liabilities. Section 2.4(k) shall be deleted in its entirety and replaced with “[Reserved]; and”

(k) Closing. Section 2.6 shall be deleted in its entirety and replaced with the following:

2.6	Closing. The Closing shall take place at 9:00 a.m.on May 28, 2011 at the offices of Neal, Gerber & Eisenberg LLP in Chicago, Illinois.

(a) At Closing, Seller shall deliver or cause to be delivered to Buyer the documents and other items identified in Section 7.8.

(b) On the day prior to the Closing, Buyer shall deliver:

(i) to the Payment Agent, the Escrow Amount by wire transfer of immediately available funds, in accordance with the wire transfer instructions previously provided by the Payment Agent;

(ii) to the Payment Agent:

(A) if there is an Estimated Deficiency Amount, an amount, via wire transfer of immediately available funds, equal to (1) the Closing Payment minus (2) the sum of (x) the Escrow Amount and (y) an amount equal to the sum of the Managed Services Transfer Amount and the Estimated Deficiency Amount, in accordance with the wire transfer instructions previously provided by the Payment Agent;

(B) if there is an Estimated Excess Amount and such amount is less than the Managed Services Transfer Amount, an amount, via wire transfer of immediately available funds, equal to (1) the Closing Payment minus (2) the sum of (x) the Escrow Amount and (y) an amount equal to the Managed Services Transfer Amount minus the Estimated Excess Amount, in accordance with the wire transfer instructions previously provided by the Payment Agent; or

(C) if there is an Estimated Excess Amount and such amount is greater than the Managed Services Transfer Amount, an amount, via wire transfer of immediately available funds, equal to (1) the Closing Payment minus (2) the Escrow Amount plus (3) an amount equal to the Estimated Excess Amount minus the Managed Services Transfer Amount, in accordance with the wire transfer instructions previously provided by the Payment Agent; and

(c) At Closing, Buyer shall deliver to Seller the documents and other items identified in Section 8.6.

(d) Immediately after the Effective Time, Buyer and Seller shall deliver a joint disbursement notice, substantially in the form of Exhibit G, to the Payment Agent.

(l) Preparation of Closing Date Statement. Section 2.7(a) shall be amended by inserting in the first sentence the words “the July Pre-Closing Services Amount Statement,” between the words “to Seller” and “the Working Capital Balance Sheet” and adding the following phrase after “(B)” in the first sentence: “except for the calculation of the portion of the Final Pre-Closing Services Amount recognized and collected during the period beginning immediately after the Effective Time and ending on July 25, 2011,”. Section 2.7(a) shall be further amended by adding the following sentence after the first sentence: “If the payment made to Seller pursuant to Section 2.7(l) was less than Five Hundred Thousand U.S. Dollars ($500,000), as soon as practicable following August 31, 2011, but in any event no later than September 15, 2011, Buyer shall prepare and deliver to Seller the August Pre-Closing Services Amount Statement prepared from Seller’s books and records in respect of the ICS Business Segment and in accordance with Seller’s historical accounting principles, methods, practices and categories.” Finally, Section 2.7(a) shall be further amended by adding the phrase “(including accounts receivable aging reports and similar documents)” after the word “documents” in the last sentence.

(m) Adjustment Disputes. Section 2.7(b) and Section 2.7(c) shall be amended by adding the following phrase after the words “Closing Date Working Capital” throughout Section 2.7(b) and Section 2.7(c), as applicable: “, the July Pre-Closing Services Amount Statement”. In addition the following sentence shall be added at the end of both Section 2.7(b) and Section 2.7(c): “The parties acknowledge and agree that the dispute mechanics and rights of Seller and Buyer set forth in this Section 2.7(b) and in Section 2.7(c) shall apply in all respects to the delivery, review, comment and negotiation of the August Pre-Closing Services Amount Statement.”

(n) July Pre-Closing Services Amount Statement. The following shall be added as a new Section 2.7(l):

(l) Buyer shall pay to Seller (or such Affiliate(s) of Seller as Seller may direct), no later than three (3) Business Days after the date on which the July Pre-Closing Services Amount Statement becomes final and binding in accordance with the terms hereof, an amount equal to the portion of the Final Pre-Closing Services Amount recognized and collected during the period beginning immediately after the Effective Time and ending on July 25, 2011, as finally determined in accordance with this Section 2.7.

(o) August Pre-Closing Services Amount Statement. The following shall be added as a new Section 2.7(m):

(m) If the payment made to Seller pursuant to Section 2.7(l) was less than Five Hundred Thousand U.S. Dollars ($500,000), Buyer shall pay to Seller (or such Affiliate(s) of Seller as Seller may direct), no later than three (3) Business Days after the date on which the August Pre-Closing Services Amount Statement becomes final and binding in accordance with the terms hereof, an amount equal to the portion of the Final Pre-Closing Services Amount recognized and collected during the period beginning on July 26, 2011 and ending on August 31, 2011, as finally determined in accordance with this Section 2.7. For the avoidance of doubt, any payments to Seller pursuant to Section 2.7(l) and Section 2.7(m) shall not exceed Five Hundred Thousand U.S. Dollars ($500,000) in the aggregate.

(p) Transfer of Purchased Assets. Section 2.10(c) shall be amended by deleting the phrases “Covered Lease with respect to the Covered Equipment,” and “Covered Leases with respect to the Covered Equipment,” throughout Section 2.10(c).

(q) Equipment Representation. Section 3.4(a) shall be amended by deleting the phrase “Other than the Covered Leases with respect to the Covered Equipment,” and replacing the word “there” with “There” in the second sentence of Section 3.4(a).

(r) Material Contracts. Section 3.13(a) shall be amended by deleting the phrase “the Covered Leases,” and the phrase “and the Covered Leases” from the first sentence of Section 3.13(a).

(s) Covered Equipment Covenant. Section 6.14 shall be amended by deleting the phrase “in negotiating in good faith with the applicable third parties buyout agreements, early termination agreements or similar agreements with respect to the Covered Equipment and the Covered Leases, and (iv)” and replacing such phrase with the word “and”.

(t) Pre-Closing Service Contracts. The following shall be added as a new Section 6.19(c):

(c) Buyer and Seller shall cooperate in good faith after the Closing to amend Exhibit 2.3(a) to the extent necessary to reflect thereon as Assumed Contracts the Pre-Closing Service Contracts taken into account to determine the Final Pre-Closing Services Amount (as finally determined in accordance with the terms hereof).

(u) Covered Equipment Buyout. The following shall be added as a new Section 6.20:

6.20	Buyout of Covered Equipment.

(a) Pursuant to an Equipment Sales Agreement, dated as of May 17, 2011, by and between Seller and Farnam Street Financial, Inc. (“Farnam”), Seller has purchased (the “Farnam Buyout”) the Equipment set forth in Exhibit 6.20(a) (the “Farnam Equipment”) from Farnam for aggregate consideration (including all sales Taxes thereon) of $189,218.96 (the “Farnam Buyout Amount”).

(b) Pursuant to a Supplement, dated as of May 26, 2011, to the Lease by and between Seller and IBM Credit LLC (“IBM”), dated as of June 22, 2010, Seller has purchased (the “IBM Buyout” and, together with the Farnam Buyout, the “Covered Equipment Buyouts”) the Equipment set forth in Exhibit 6.20(b) (the “IBM Equipment” and, together with the Farnam Equipment, the “Covered Equipment”) from IBM for aggregate consideration (including all sales Taxes thereon) of $160,148.98 (the “IBM Buyout Amount” and, together with the Farnam Buyout Amount, the “Covered Equipment Buyout Amount”).

(c) Buyer and Seller shall each pay or cause to be paid fifty percent (50%) of all additional Taxes, fees or additional charges due and owing in respect of the Covered Equipment that were not included in the Covered Equipment Buyout Amount; provided, however, that Seller shall be solely responsible for any such Taxes, fees or additional charges arising out of Seller’s failure to obtain any exemption certificates relating solely to the Covered Equipment.

(v) Post-Closing Deliveries and Covenants. The following shall be added as a new Section 6.21:

6.21	ICS Business Closing Date Balance Sheet and Pre-Closing Services Statement; Texas Statement of Occasional Sale.

(a) ICS Business Closing Date Balance Sheet and Pre-Closing Services Statement. No later than 14 Business Days following the Closing Date, Seller shall prepare and deliver to Buyer (a) the Pre-Closing Services Statement and (b) the ICS Business Closing Date Balance Sheet, which shall be accurate and complete in all material respects. The ICS Business Closing Date Balance Sheet shall have been prepared in accordance with GAAP, consistently applied, from and consistent with the books and records of Seller and the ICS Business Segment. Seller shall make all of its work papers and other reasonably relevant documents (including supporting documentation evidencing the provision of Pre-Closing Services (including any time reports, purchase orders or similar documentation, if any)) in connection with the preparation of the ICS Business Closing Date Balance Sheet and the Pre-Closing Services Statement available to Buyer and Buyer’s Accountant and shall make the persons in charge of the preparation of the ICS Business Closing Date Balance Sheet and the Pre-Closing Services Statement available for reasonable inquiry by Buyer and Buyer’s Accountant.

(b) Collection on Pre-Closing Service Contracts. After the Effective Time, Buyer covenants and agrees to (i) use its commercially reasonable efforts to collect, on or prior to August 31, 2011, all Pre-Closing Service Contracts and all accounts receivable relating to Pre-Closing Services with respect to which a Pre-Closing Service Contract has been entered and (ii) conduct such collection efforts in the Ordinary Course. On each of June 30, 2011 and August 1, 2011, Buyer shall deliver to seller an interim report summarizing the Pre-Closing Service Contracts and Pre-Closing Services-related accounts receivable collected through June 28, 2011 and July 28, 2011, respectively.

(c) Texas Statement of Occasional Sale. As soon as practicable, but no later than thirty (30) days after the Closing, Seller shall deliver to Buyer a completed Statement of Occasional Sale in the form adopted by the Texas Comptroller of Public Accounts, Tax Policy Division pursuant to 34 TAC 3.316;”

(w) EBITDA Threshold. Section 7.7 shall be amended by deleting the words “March 31” and replacing such words with “April 2”.

(x) ICS Business Closing Date Balance Sheet. Section 7.8(e) shall be deleted in its entirety and replaced with “[Reserved.]”

(y) Exhibit 2.1(o). Exhibit 2.1(o): Certain Equipment shall be deleted in its entirety.

(z) Employee Withholding. Section 5.1(h) shall be amended by deleting the phrase “through the day before the Closing Date” from the end of the second sentence and replacing such phrase with “to Transferred Employees with respect to their services as employees of Seller prior to the Effective Time” and by deleting the phrase “on and after the Closing Date” from the end of the third sentence and replacing such phrase with “with respect to their services as employees of Buyer or one of its Affiliates as of the Effective Time and thereafter”.

(aa) Payment Agent Agreement. Exhibit F: Payment Agent Agreement attached hereto as Annex A shall be added as an exhibit to the Agreement.

(bb) Joint Disbursement Notice. Exhibit G: Joint Disbursement Notice attached hereto as Annex B shall be added as an exhibit to the Agreement.

(cc) Pre-Closing Services Statement. Exhibit 6.21: Pre-Closing Services Statement attached hereto as Annex C shall be added as an exhibit to the Agreement.

(dd) EBITDA Principles and Methodologies. Exhibit 1.1(a)(i) shall be amended by deleting the phrase “the last day of the calendar month immediately preceding the month during which the Closing occurs” in the footnote on page 2 of such Exhibit 1.1(a)(i) and replacing such phrase with “April 2, 2011”.

(ee) Certain Equipment. Attachment A to Exhibit 2.1(d): Certain Equipment shall be deleted in its entirety and replaced with Annex D.

(ff) Assumed Contracts. Exhibit 2.3(a): Assumed Contracts shall be deleted in its entirety and replaced with Annex E.

(gg) Required Consents. Exhibit 6.6: Required Consents shall be deleted in its entirety and replaced with Annex F.

(hh) Farnam Equipment Exhibit 6.20(a): Farnam Equipment attached hereto as Annex G shall be added as an exhibit to the Agreement.

(ii) IBM Equipment Exhibit 6.20(b): IBM Equipment attached hereto as Annex H shall be added as an exhibit to the Agreement.

(jj) Equipment. Attachment A to Disclosure Schedule 3.4(a) shall be deleted in its entirety and replaced with Annex I.

(kk) Triggered Benefits. The following shall be added to Disclosure Schedule 3.22(g): “Seller approved the vesting of half of the unvested shares of stock granted to Transferred Employees that would otherwise have been forfeited on termination of their employment.”

(ll) Transferred Employees. Disclosure Schedule 5.1 shall be deleted in its entirety and replaced with Annex J.

2. Set-Off Election. Buyer hereby agrees to make the EEA Set-Off Election.

3. No Implied Amendments. Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms and is hereby ratified and confirmed. All references to “the date hereof” in the Agreement shall continue to refer to the date of the Agreement before any amendment, consent or waiver.

4. Effectiveness of Amendment. This Amendment shall be deemed to be a modification to the Agreement in accordance with Section 10.14 of the Agreement.

5. Benefit of the Amendment. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

6. Headings. The headings used in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of Delaware applicable to contracts to be carried out wholly within such State.

8. Counterparts. This Amendment may be executed simultaneously in multiple counterparts, and in separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

9. References to Agreement. On and after the date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Agreement shall mean the Agreement as amended by this Amendment.

[signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to Acquisition Agreement to be executed as of the date first above written.

MAGELLAN ACQUISITION SUB, LLC

By:	/s/ JOHN R. TROKA, JR.
Name:	John R. Troka, Jr.
Title:	Interim Chief Financial Officer

TELETECH HOLDINGS, INC.

By:	/s/ JOHN R. TROKA, JR.
Name:	John R. Troka, Jr.
Title:	Interim Chief Financial Officer

ELOYALTY CORPORATION

By:	/s/ WILLIAM B. NOON
Name:	William B. Noon
Title:	Vice President, Chief Financial Officer

[Signature Page to Acquisition Agreement Amendment]